EXHIBIT Q(1)
(a)(1)	Amended and Restated Agreement and Declaration of
Trust of Forward Funds (the "Registrant"), incorporated by
reference to Exhibit 23(a) to Post-Effective Amendment No.
33 to this Registration Statement filed with the Commission
on February 9, 2006.
	 (2)	Amended and Restated By-laws of the Registrant,
incorporated by reference to Exhibit 23(b) to Post-
Effective Amendment No. 33 to this Registration Statement
filed with the Commission on February 9, 2006.
(e)(1)	Investment Management Agreement between the Registrant
and Forward Management LLC ("Forward") dated as of July 1,
2005 with respect to the Forward Global Emerging Markets
Fund, the Forward Hansberger International Growth Fund,
Forward Hoover Mini-Cap Fund, the Forward Hoover Small Cap
Equity Fund, the Forward International Small Companies
Fund, the Forward Legato Fund, the Forward Uniplan Real
Estate Investment Fund, the Sierra Club Equity Income Fund
and the Sierra Club Stock Fund, incorporated by reference
to Exhibit 23(d)(3) to Post-Effective Amendment No. 30 to
this Registration Statement filed with the Commission on
June 29, 2005.
	(2)	Revised Appendix A to the July 2005 Management Agreement,
incorporated by reference to Exhibit 23(d)(3)(b) to Post-
Effective Amendment No. 33 to this Registration Statement
filed with the Commission on February 9, 2006.
	(3)	Sub-Advisory Agreement among the Registrant, Forward and
Pictet International Management LTD dated as of July 1,
2005 with respect to the Forward International Small
Companies Fund, incorporated by reference to Exhibit
23(d)(4) to Post-Effective Amendment No. 30 to this
Registration Statement filed with the Commission on June
29, 2005.
	(4)	Sub-Advisory Agreement among the Registrant, Forward and
Pictet International Management LTD dated as of July 1,
2005 with respect to the Forward Global Emerging Markets
Fund, incorporated by reference to Exhibit 23(d)(5) to
Post-Effective Amendment No. 30 to this Registration
Statement filed with the Commission on June 29, 2005.
	(5)	Sub-Advisory Agreement among the Registrant, Forward and
Hansberger Global Investors, Inc. dated as of July 1, 2005
with respect to the Hansberger International Growth Fund,
incorporated by reference to Exhibit 23(d)(5) to Post-
Effective Amendment No. 30 to this Registration Statement
filed with the Commission on June 29, 2005.
	(6)	Sub-Advisory Agreement among the Registrant, Forward and
Hoover Investment Management Co., LLC dated as of July 1,
2005 with respect to the Forward Hoover Small Cap Equity
Fund, incorporated by reference to Exhibit 23(d)(7) to
Post-Effective Amendment No. 30 to this Registration
Statement filed with the Commission on June 29, 2005.
	(7)	Amended and Restated Sub-Advisory Agreement among the
Registrant, the Advisor and Hoover Investment Management
Co., LLC dated as of June 24, 2005 with respect to the
Forward Hoover Small Cap Equity Fund, incorporated by
reference to Exhibit 23(d)(7) to Post-Effective Amendment
No. 33 to this Registration Statement filed with the
Commission on February 9, 2006.
	(8)	Sub-Advisory Agreement among the Registrant, Forward and
Hoover Investment Management Co., LLC dated as of July 1,
2005 with respect to the Forward Hoover Mini-Cap Fund,
incorporated by reference to Exhibit 23(d)(8) to Post-
Effective Amendment No. 30 to this Registration Statement
filed with the Commission on June 29, 2005.
	(9)	Sub-Advisory Agreement among the Registrant, the Advisor
and Forward Uniplan Advisors, Inc. dated as of July 1, 2005
with respect to the Forward Uniplan Real Estate Investment
Fund, incorporated by reference to Exhibit 23(d)(9) to
Post-Effective Amendment No. 30 to this Registration
Statement filed with the Commission on June 29, 2005.
	  (10)	Sub-Advisory Agreement among the Registrant, Forward
and Netols Asset Management Inc. dated as of July 1, 2005
with respect to the Forward Legato Fund, incorporated by
reference to Exhibit 23(d)(10) to Post-Effective Amendment
No. 30 to this Registration Statement filed with the
Commission on June 29, 2005.
  (11)	Sub-Advisory Agreement among the Registrant, Forward
and Riverbridge Partners, LLC dated as of July 1, 2005 with
respect to the Forward Legato Fund, incorporated by
reference to Exhibit 23(d)(11) to Post-Effective Amendment
No. 30 to this Registration Statement filed with the
Commission on June 29, 2005.
  (12)	Sub-Advisory Agreement among the Registrant, Forward
and Conestoga Capital Advisors, LLC, with respect to the
Forward Legato Fund, incorporated by reference to Exhibit
23(d)(12) to Post-Effective Amendment No. 30 to this
Registration Statement filed with the Commission on June
29, 2005.
  (13)	Sub-Advisory Agreement among the Registrant, Forward
and Harris Bretall Sullivan & Smith L.L.C. dated as of July
1, 2005 with respect to the Sierra Club Stock Fund,
incorporated by reference to Exhibit 23(d)(13) to Post-
Effective Amendment No. 30 to this Registration Statement
filed with the Commission on June 29, 2005.
  (14)	Sub-Advisory Agreement among the Registrant, the
Advisor and New York Life Investment Management LLC dated
as of July 1, 2005 with respect to the Sierra Club Equity
Income Fund and Sierra Club Stock Fund, incorporated by
reference to Exhibit 23(d)(14) to Post-Effective Amendment
No. 30 to this Registration Statement filed with the
Commission on June 29, 2005.
  (15)	Sub-Advisory Agreement among the Registrant, the
Advisor and Forward Uniplan Advisors, Inc. dated as of July
1, 2005 with respect to the Sierra Club Equity Income Fund,
incorporated by reference to Exhibit 23(d)(15) to Post-
Effective Amendment No. 30 to this Registration Statement
filed with the Commission on June 29, 2005.
  (16)	Sub-Advisory Agreement among the Registrant, the
Advisor and Pictet International Management LTD, now known
as Pictet Asset Management LTD, dated as of September 1,
2005 with respect to the Forward International Equity Fund,
incorporated by reference to Exhibit 23(d)(6) to Post-
Effective Amendment No. 33 to this Registration Statement
filed with the Commission on February 9, 2006.
(g)	Agreement and Plan of Reorganization and Redomiciliation
among the Registrant, Forward Funds, Inc. and Forward Funds with respect to Forward Global Emerging Markets Fund, the
Forward Hansberger International Growth Fund, Forward
Hoover Mini-Cap Fund, the Forward Hoover Small Cap Equity
Fund, the Forward International Small Companies Fund, the
Forward Legato Fund, the Forward Uniplan Real Estate
Investment Fund, the Sierra Club Equity Income Fund and the
Sierra Club Stock Fund dated June 20, 2005 filed herewith.



Exhibit 77Q1(g) - Agreement and Plan of Reorganization and
Redomiciliation

AGREEMENT AND PLAN OF REORGANIZATION AND REDOMICILIATION

THIS AGREEMENT AND PLAN OF REORGANIZATION AND REDOMICILIATION
(the "Plan") is adopted as of this 20th day of June, 2005, by and between Forward Funds (the "Trust"), a Delaware statutory trust, on behalf of the Forward Hoover Small Cap Equity Fund, Forward Global Emerging Markets Fund, Forward Hansberger International Growth Fund, Forward International Small Companies Fund, Forward Uniplan Real Estate Investment Fund, Forward
Hoover Mini-Cap Fund, Forward Legato Fund, Sierra Club Equity Income Fund, and Sierra Club Stock Fund (each a "Successor Fund" and collectively the "Successor Funds"), each a separate series of the Trust, and Forward Funds, Inc., a Maryland corporation
(the "Company"), on behalf of the Forward Hoover Small Cap
Equity Fund, Forward Global Emerging Markets Fund, Forward Hansberger International Growth Fund, Forward International
Small Companies Fund, Forward Uniplan Real Estate Investment
Fund, Forward Hoover Mini-Cap Fund, Forward Legato Fund, Sierra Club Equity Income Fund, and Sierra Club Stock Fund (each an "Acquired Fund" and collectively the "Acquired Funds"), each a separate series of the Company.
All references in this Plan to action taken by the Successor
Funds or the Acquired Funds shall be deemed to refer to action taken by the Trust or the Company, respectively, on behalf of the respective series.
WHEREAS, the Trust and the Company are each an open-end,
registered investment company of the management type and each Acquired Fund owns securities which generally are assets of the character in which the corresponding Successor Fund is permitted to invest;
WHEREAS, each of the Acquired Funds currently is a series of the Company, an open-end, investment company of the management type registered pursuant to the Investment Company Act of 1940, as amended ("1940 Act"), which has been organized as a Maryland Corporation;
 WHEREAS, each of the Successor Funds has been organized as
series of the Trust, a Delaware statutory trust, in order to continue the business and operations of the corresponding
Acquired Fund;
 WHEREAS, each Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein;
 WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of
Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended ("Code");
WHEREAS, the contemplated reorganization, redomiciliation and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of each of the Acquired Funds to the corresponding
Successor Fund in exchange solely for classes of shares of beneficial interest of such Successor Fund ("Successor Fund Shares") corresponding to the classes of shares of beneficial interest of such Acquired Fund ("Acquired Fund Shares"), as described herein, (2) the assumption by such Successor Fund of all liabilities of the corresponding Acquired Fund, and (3) the distribution of the Successor Fund Shares to the shareholders of each corresponding Acquired Fund, as provided herein ("Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement;
 WHEREAS, each Acquired Fund currently owns securities that are substantially similar to those in which the corresponding
Successor Fund is permitted to invest;
 WHEREAS, the Trustees of Trust have determined, with respect to each Successor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the corresponding Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Acquired Fund by the corresponding Successor Fund is in the best interests of each Successor Fund;
 WHEREAS, the Directors of the Company have determined, with respect to each Predecessor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of such Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund pursuant to this Agreement is in the best interests of the Company, each of the Predecessor
Funds and its shareholders and that the interests such
shareholders will not be diluted as a result of this
transaction; and
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	PLAN OF REORGANIZATION
1.1.	Subject to any requisite approvals of the shareholders
of each Acquired Fund and Successor Fund and the other
terms and conditions herein set forth and on the basis of
the representations and warranties contained herein, the
Trust agrees to transfer all of the assets of each Acquired
Fund, as set forth in paragraph 1.2, to the corresponding
Successor Fund, and the Successor Fund agrees in exchange therefore: (i) to deliver to the corresponding Acquired
Fund the number of full and fractional Successor Fund
Shares corresponding to each class of the Acquired Fund
Shares as of the time and date set forth in paragraph 2.1;
(ii) to credit to the shareholders of record of
Institutional Class Shares of each Acquired Fund full and fractional Institutional Class Shares of the corresponding Successor Fund, to credit shareholders of record of Class A
Shares of each Acquired Fund with full and fractional Class
A Shares of the corresponding Successor Fund and to credit shareholders of record of Investor Class Shares of each
Acquired Fund with full and fractional Investor Class
Shares of the corresponding Successor Fund as of the time
and date set forth in paragraph 2.1 and (iii) to assume all liabilities of each Acquired Fund, as set forth in paragraph 1.2.  Such transactions shall take place at the
closing provided for in paragraph 2.1 (the "Closing").
1.2.	The assets of the Acquired Funds to be acquired by the
corresponding Successor Funds shall consist of all
property, including, without limitation, all cash,
securities, commodities and futures interests, and
dividends or interests receivable that are owned by such
Acquired Fund and any deferred or prepaid expenses shown as
an asset on the books of the Acquired Funds on the closing
date provided in paragraph 2.1 (the "Closing Date"). All liabilities, expenses, costs, charges and reserves of the
Acquired Funds, to the extent that they exist at or after
the Closing, shall after the Closing attach to the
corresponding Successor Funds and may be enforced against
the Successor Funds to the same extent as if the same had
been incurred by the Successor Funds.
1.3.	Immediately upon delivery to each Acquired Fund of the
requisite full and fractional Successor Fund Shares
corresponding to each class of the Acquired Fund Shares as
provided for in paragraph 1.1, as the then sole shareholder
of the Successor Fund each Acquired Fund shall approve the investment management agreement and relevant investment sub-advisory agreements, and shall take such other actions as an officer of the Company may deem necessary or
desirable in furtherance of the purposes of this Agreement.
1.4.	Immediately following the actions contemplated by
paragraph 1.3, the Company shall (a) distribute to the
shareholders of record of each class of Acquired Fund
Shares as of the Closing Date, as defined in paragraph 2.1
(the "Current Shareholders"), on a pro rata basis within
that class, the Successor Fund Shares of the corresponding
class received by the Company, on behalf of such Acquired
Fund, pursuant to paragraph 1.1 and (b) completely
liquidate.  Such distribution and liquidation will be
accomplished, with respect to each class of Acquired Fund
Shares, by the transfer of the Successor Fund Shares then
credited to the accounts of the Acquired Funds on the books
of the Successor Funds to open accounts on the share
records of the Successor Funds in the names of the Current Shareholders and representing the respective pro rata number of the Successor Fund Shares due such Shareholders.
All issued and outstanding shares of the Acquired Funds
will simultaneously be canceled on the books of the
Company. The Successor Funds shall not issue certificates representing the Successor Fund Shares in connection with such exchange.  Ownership of Successor Fund Shares will be
shown on the books of the Trust's transfer agent.  As soon
as practicable after the Closing, the Company shall take
all steps necessary to effect a complete liquidation of the Acquired Funds and shall file such instruments, if any, as are necessary to effect the dissolution of the Acquired
Funds and shall take all other steps necessary to effect
such dissolution.
2.	CLOSING AND CLOSING DATE
2.1.	The Closing Date shall be June 30, 2005, or such other
date as the parties may agree to in writing.  All acts
taking place at the closing of the transactions provided
for in this Agreement ("Closing") shall be deemed to take
place simultaneously as of immediately after the close of
business on the Closing Date unless otherwise provided for
herein or agreed to by the parties.  The close of business
on the Closing Date shall be as of 4:00 p.m., Eastern Time.
The Closing shall be held at the offices of the Company or
at such other time and/or place as the Board of Directors
or officers of the Company may designate.
2.2.	The Company shall direct Brown Brothers Harriman &
Co., as custodian for the Acquired Funds (the "Custodian"),
to deliver to the Trust, at the Closing, a certificate of
an authorized officer stating that (i) each of the Acquired
Fund's portfolio securities, cash, and any other assets
("Assets") shall have been delivered in proper form to the corresponding Successor Fund on the Closing Date, and
(ii) all necessary taxes in connection with the delivery of
the Assets of each Acquired Fund, including all applicable
federal and state stock transfer stamps, if any, have been
paid or provision for payment has been made.  Each of the
Acquired Fund's portfolio securities represented by a
certificate or other written instrument shall be
transferred and delivered by the Acquired Fund as of the
Closing Date for the account of the corresponding Successor
Fund duly endorsed in proper form for transfer in such
condition as to constitute good delivery thereof.  Each
Acquired Fund shall direct the Custodian to deliver
portfolio securities and instruments deposited with a
securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940
Act"), shall be transferred by the Predecessor Fund
Custodian to the Successor Fund Custodian for the account
of the corresponding Successor Fund as of the Closing Date
by book entry in accordance with the customary practices of
such depositories and the custodian for Successor Funds.
Any cash to be transferred by each Predecessor Fund shall
be delivered by wire transfer of federal funds on the
Closing Date.
2.3.	The Company shall direct PFPC Inc., as transfer agent
for the Acquired Funds (the "Transfer Agent"), to deliver
to the Trust, on behalf of the Acquired Funds, at the
Closing:
a) a certificate of an authorized officer stating that its
records contain the name and address of each Acquired Fund Shareholder and the number and percentage ownership of each outstanding class of Acquired Fund Shares owned by each such shareholder immediately prior to the Closing; and
b) a certificate of an authorized officer stating that
accounts have been opened on share transfer books of each
Acquiring Fund in the name of the respective Acquired Fund
and in the name of each shareholder of record of the
respective Acquired Fund, that the appropriate number of
each class of shares of each Acquiring Fund have been
issued to the accounts established in the name of each
respective Acquired Fund of all the assets of the
respective Acquired Fund and the assumption by each
Acquiring Fund of all of the liabilities provided by the
Company, and that the appropriate number of shares of each Acquiring Fund credited to the account of the respective
Acquired Fund have been transferred to the open account of
each of the Acquired Fund Shareholders on the books of the
Acquiring Fund.
3.	CALCULATIONS
3.1.	The number of each class of Successor Fund Shares
issued to each Acquired Fund pursuant to paragraph 1.1 will
be the number of issued and outstanding Acquired Fund
Shares of each such class at 4:00 p.m. Eastern Time on the
Closing Date or such other time determined by the Company
("Valuation Time").
3.2.	The net asset value of each class of the Successor
Fund Shares shall be the respective net asset value of each corresponding Acquired Fund's shares of each such class at the Valuation Time.  The net asset value of Acquired Fund
Shares shall be computed at the Valuation Time in the
manner set forth in the Acquired Fund's then current
prospectus under the Securities Act of 1933, as amended
(the "1933 Act").
4.	VALUATION OF ASSETS
The value of the assets of each Acquired Fund shall be the
value of such assets computed as of the Valuation Time on
the Closing Date. The net asset value of the assets of the Acquired Funds to be transferred to the corresponding
Successor Fund shall be computed by the Trust, and shall be
subject to adjustment by the amount, if any, agreed to by
the Trust and the Company. In determining the value of the securities transferred by the Acquired Fund to the
Successor Fund, each security shall be priced in accordance
with the pricing policies and procedures of the Acquired
Fund as described in the then current prospectus and
statement of additional information.  For such purposes,
price quotations and the security characteristics relating
to establishing such quotations shall be determined by the
Trust, provided such determination shall be subject to the
approval of the Company.
5.	VALUATION TIME
The Valuation Time shall be as set forth in paragraph 3.1. Notwithstanding anything in this Plan to the contrary, in the event that at the Valuation Time, (a) the New York
Stock Exchange shall be closed to trading or trading
thereon shall be restricted, or (b) trading or the
reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust or Company, accurate appraisal of the value of the net assets of the
Acquired Funds is impracticable, the Valuation Time shall
be postponed to a time agreed to by the parties on the
first business day after the day when trading shall have
been fully resumed without restriction or disruption,
reporting shall have been restored and accurate appraisal
of the value of the net assets of the Acquired Funds is
practicable.
6.	REPRESENTATIONS AND WARRANTIES
6.1.	The Company, on behalf of the Acquired Funds,
represents and warrants to the Successor Funds as follows:
(a)	Each Acquired Fund is duly organized as a series
of the Company, which is a corporation duly organized
and validly existing under the laws of the State of
Maryland, with power under the Company's Articles of
Incorporation to own all of its properties and assets
and to carry on its business being conducted as of the
date hereof;
(b)	The Company is a registered investment company
classified as a management company of the open-end
type, and its registration with the Securities and
Exchange Commission ("SEC") as an investment company
under the 1940 Act, and the registration of each class
of Acquired Fund Shares under the 1933 Act, are or on
the Closing Date, will be, in full force and effect;
(c)	No consent, approval, authorization, or order of
any court or governmental authority is required for
the consummation by the Acquired Funds of the
transactions contemplated herein, except such as have
been obtained under the 1933 Act, the Securities
Exchange Act of 1934, as amended (the "1934 Act") and
the 1940 Act, and such as may be required by state
securities laws;
(d)	On the Closing Date, each of the Acquired Funds
will have good and marketable title to the Acquired
Fund's assets to be transferred to the corresponding
Successor Fund pursuant to paragraph 1.1 and full
right, power, and authority to sell, assign, convey,
transfer and deliver such assets hereunder free of any
liens or other encumbrances, and upon delivery and
payment for such assets, the Successor Fund will
acquire good and marketable title thereto, subject to
no restrictions on the full transfer thereof,
including such restrictions as might arise under the
1933 Act, other than as disclosed to the Successor Fund;
(e)	The Acquired Funds are not engaged currently, and
the execution, delivery and performance of this Plan
will not result, in (i) a material violation of the
Company's Articles of Incorporation or By-Laws or of
any agreement, indenture, instrument, contract, lease
or other undertaking to which the Company, on behalf
of the Acquired Funds, is a party or by which it is
bound, or (ii) the acceleration of any obligation, or
the imposition of any penalty, under any agreement,
indenture, instrument, contract, lease, judgment or
decree to which the Company, on behalf of the Acquired
Funds, is a party or by which it is bound;
 (f)	Except as otherwise disclosed in writing to and
accepted by the Successor Funds, no litigation or
administrative proceeding or investigation of or
before any court or governmental body is presently
pending or, to its knowledge, threatened against the
Company or any of its properties or assets that, if
adversely determined, would materially and adversely
affect its financial condition or the conduct of its
business.  The Company knows of no facts which might
form the basis for the institution of such proceedings
and is not a party to or subject to the provisions of
any order, decree or judgment of any court or
governmental body which materially and adversely
affects its business or its ability to consummate the
transactions herein contemplated;
(g)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
and Schedule of Investments of each of the Acquired
Funds as included in the most recent Annual Report to
Shareholders for each of the Acquired Funds (as to
each Acquired Fund, the "Annual Statements"), have
been audited by PricewaterhouseCoopers, LLP,
independent registered public accounting firm, and are
in accordance with accounting principles generally
accepted in the United States of America ("GAAP")
consistently applied, and such statements (true and
correct copies of which have been furnished to the
Successor Funds) present fairly, in all material
respects, the financial condition of each of the
Acquired Funds as of the date of the Annual Statements
in accordance with GAAP, and there are no known
contingent, accrued or other liabilities of the
Acquired Funds required to be reflected on a balance
sheet (including the notes thereto) in accordance with
GAAP as of the date of the Annual Statements that are
not disclosed therein;
(h)	Since the date of the Annual Statements, there
has not been any material adverse change in the
Acquired Funds' financial condition, assets,
liabilities or business, other than changes occurring
in the ordinary course of business, or any incurrence
by the Acquired Funds of indebtedness maturing more
than one year from the date such indebtedness was
incurred, except as otherwise disclosed to and
accepted by the Successor Funds.  For the purposes of
this subparagraph (h), a decline in net asset value
per share of an Acquired Fund due to declines in
market values of securities in the Acquired Fund's
portfolio, the discharge of Acquired Fund liabilities,
or the redemption of Acquired Fund Shares by
shareholders of the Acquired Fund shall not constitute
a material adverse change;
(i)	On the Closing Date, all Federal and other tax
returns, dividend reporting forms, and other tax-
related reports of each of the Acquired Funds required
by law to have been filed by such date (including any
extensions) shall have been filed and are or will be
correct in all material respects, and all Federal and
other taxes shown as due or required to be shown as
due on said returns and reports shall have been paid
or provision shall have been made for the payment
thereof, and to the best of the Acquired Funds'
knowledge, no such return is currently under audit and
no assessment has been asserted with respect to such returns;
(j)	For each taxable year of its operation, each of
the Acquired Funds has met the requirements of
Subchapter M of the Code for qualification as a
regulated investment company and has elected to be
treated as such, has been eligible to and has computed
its Federal income tax under Section 852 of the Code;
(k)	The Company's current registration statement,
which is on file with the SEC, does not contain an
untrue statement of a material fact or omit a material
fact that is required to be stated therein or that is
necessary to make the statements therein not misleading;
(l)	All issued and outstanding Acquired Fund shares
are, and on the Closing Date will be, duly and validly
issued, fully paid and non-assessable and have been
offered and sold in compliance in all material
respects with applicable registration requirements of
the 1933 Act and state securities laws.  All of the
issued and outstanding shares of each of the Acquired
Funds will, at the time of Closing, be held by the
persons and in the amounts set forth in the records of
the Transfer Agent, on behalf of the Acquired Fund, as
provided in paragraph 2.3.  None of the Acquired Funds
has outstanding any options, warrants or other rights
to subscribe for or purchase any of the shares of the
Acquired Funds, nor is there outstanding any security
convertible into any of the Acquired Funds' shares;
(m)	The adoption and performance of this Plan will
have been duly authorized prior to the Closing Date by
all necessary action, if any, on the part of the
Directors of the Company, and, subject to any required
approval of the shareholders of the Acquired Funds,
this Plan will constitute a valid and binding
obligation of the Acquired Funds, enforceable in
accordance with its terms, subject, as to enforcement,
to bankruptcy, insolvency, reorganization, moratorium
and other laws relating to or affecting creditors'
rights and to general equity principles; and
(n)	The information to be furnished by the Acquired
Funds for use in registration statements, proxy
materials and other documents filed or to be filed
with any federal, state or local regulatory authority
(including the National Association of Securities
Dealers, Inc.), which may be necessary in connection
with the transactions contemplated hereby, shall be
accurate and complete in all material respects and
shall comply in all material respects with Federal
securities and other laws and regulations thereunder
applicable thereto.
6.2.	The Trust, on behalf of the Successor Funds,
represents and warrants to the Acquired Funds as follows:
(a)	Each Successor Fund is duly organized as a series
of the Trust, which is a statutory trust duly
organized and validly existing and in good standing
under the laws of the State of Delaware, with power
under the Trust's Declaration of Trust to own all of
its properties and assets and to carry on its business
contemplated by this Agreement.  The Trust has all
necessary federal, state and local authorization to
carry on its business as now being conducted and to
fulfill the terms of this Agreement.  The obligations
of the Trust entered into in the name or on behalf
thereof by any of the Trustees, officers, employees or
agents are made not individually, but in such
capacities, and are not binding upon any of the
Trustees, officers, employees, agents or shareholders
of the Trust personally, but bind only the assets of
the Trust and all persons dealing with any series of
the Trust, such as the Successor Funds, must look
solely to the assets of the Trust belonging to such
series for the enforcement of any claims against the
Successor Trust;
(b)	The Trust is a registered investment company
classified as a management company of the open-end
type, and is registered with the SEC as an investment
company under the 1940 Act;
(c)	On or before the Closing Date, the registration
statement of the Trust with respect to the Successor
Funds under the 1940 Act and the registration of the
shares of the Successor Funds under the 1933 Act shall
be in full force and effect.  No consent, approval,
authorization, or order of any court or governmental
authority is required for the consummation by the
Successor Funds of the transactions contemplated
herein, except such as may be required under the 1933
Act, the 1934 Act and the 1940 Act and such as may be
required by state securities laws;
(d)	Each Successor Fund currently has no assets or
liabilities.  Prior to the Closing Date, none of the
Successor Funds will have any assets or liabilities or
will have carried on any business activities;
(e)	None of the Successor Funds are engaged
currently, and the execution, delivery and performance
of this Plan will not result, in (i) a material
violation of the Trust's Declaration of Trust or By-
Laws or of any agreement, indenture, instrument,
contract, lease or other undertaking to which the
Trust, on behalf of the Successor Funds, is a party or
by which it is bound, or (ii) the acceleration of any
obligation, or the imposition of any penalty, under
any agreement, indenture, instrument, contract, lease,
judgment or decree to which the Trust, on behalf of
the Successor Funds, is a party or by which it is bound;
(f)	Except as otherwise disclosed in writing to and
accepted by the Acquired Funds, no litigation or
administrative proceeding or investigation of or
before any court or governmental body is presently
pending or, to its knowledge, threatened against the
Trust or any of its properties or assets that, if
adversely determined, would materially and adversely
affect its financial condition or the conduct of its
business.  The Trust knows of no facts which might
form the basis for the institution of such proceedings
and is not a party to or subject to the provisions of
any order, decree or judgment of any court or
governmental body which materially and adversely
affects its business or its ability to consummate the
transactions herein contemplated;
(g)	The Trust's current registration statement, which
is on file with the SEC, does not contain an untrue
statement of a material fact or omit a material fact
that is required to be stated therein or that is
necessary to make the statements therein not misleading;
(h)	All issued and outstanding Successor Fund Shares
are, and on the Closing Date will be, duly and validly
issued, fully paid and non-assessable by the Company
and have been offered and sold in compliance in all
material respects with applicable registration
requirements of the 1933 Act and state securities
laws.  The Successor Funds do not have outstanding any
options, warrants or other rights to subscribe for or
purchase any Successor Fund Shares, nor is there
outstanding any security convertible into any
Successor Fund Shares.  There shall be no issued and
outstanding Successor Fund Shares or any other
securities issued by the Successor Funds before the
effective date of the Reorganizations and the
Successor Funds shall not commence investment
operations before the Closing Date;
(i)	The execution, delivery and performance of this
Plan, and the transaction contemplated herein, will
have been fully authorized prior to the Closing Date
by all necessary action, if any, on the part of the
Trustees of the Trust on behalf of the Successor Funds
and, subject to any required approval of the
shareholders of the Successor Funds, this Plan will
constitute a valid and binding obligation of the
Successor Funds, enforceable in accordance with its
terms, subject, as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other laws
relating to or affecting creditors' rights and to
general equity principles;
(j)	All information to be furnished by or on behalf
of the Trust for use in the proxy materials to be
supplied to shareholders of the Acquired Funds that
relates to the Trust, Successor Funds, the agreements
between the Trust and other service providers, and
other matters known primarily to the Trust or Emerald
Mutual Fund Advisors Trust (i) shall be true and
correct in all material respects; (ii) shall not
contain (and shall not contain at the time the proxy
statement is mailed to shareholders of the Acquired
Funds) any untrue statement of a material fact or omit
to state a material fact required to be stated therein
or necessary to make the statements therein, in light
of the circumstances under which such statements were
made, not materially misleading; and (iii) shall
comply in all material respects with the provisions of
the 1933 Act, the 1934 Act and the 1940 Act and the
rules and regulations thereunder.
6.3.	The warranties, representations, and agreements
contained in this Agreement made by the Company, on behalf
of each of the Acquired Funds, are made on a several (and
not joint, or joint and several) basis. Similarly, the
warranties, representations, and agreements contained in
this Agreement made by the Successor Trust, on behalf of
each of the Successor Funds, are made on a several (and not
joint, or joint and several) basis. Nothing in this
paragraph shall limit the terms of paragraph 8.7 below.
7.	COVENANTS OF THE SUCCESSOR FUNDS AND THE ACQUIRED FUNDS
7.1.	Each of the Successor Funds and Acquired Funds will
operate its business in the ordinary course between the
date hereof and the Closing Date, it being understood that
such ordinary course of business will include the
declaration and payment of customary dividends and
distributions, and any other distribution that may be
advisable;
7.2.	To the extent required by applicable law, the Company
will call a meeting of the shareholders of the Acquired
Funds to consider and act upon this Plan and to take all
other action necessary to obtain approval of the
transactions contemplated herein;
7.3.	The Acquired Funds covenant that the Successor Fund
Shares to be issued hereunder are not being acquired for
the purpose of making any distribution thereof, other than
in accordance with the terms of this Plan;
7.4.	The Acquired Funds will assist the Successor Funds in
obtaining such information as the Successor Funds
reasonably request concerning the beneficial ownership of
the Acquired Funds' shares;
7.5.	Subject to the provisions of this Plan, each of the
Successor Funds and the Acquired Funds will take, or cause
to be taken, all action, and do or cause to be done, all
things reasonably necessary, proper or advisable to
consummate and make effective the transactions contemplated
by this Plan;
7.6.	Each of the Successor Funds and the Acquired Funds
shall use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable;
7.7.	The Company, on behalf of the Acquired Funds,
covenants that it will, from time to time, as and when
reasonably requested by the Trust, on behalf of the
Successor Funds, execute and deliver or cause to be
executed and delivered all such assignments and other
instruments, and will take or cause to be taken such
further action as the Trust, on behalf of the Successor
Funds, may reasonably deem necessary or desirable in order
to vest in and confirm the Successor Funds' title to and
possession of all the assets and otherwise to carry out the
intent and purpose of this Plan;
7.8.	Each Successor Fund will use all reasonable efforts to
obtain the approvals and authorizations required by the
1933 Act, the 1940 Act and such of the state blue sky or
securities laws as may be necessary in order to continue
its operations after the Closing Date; and
7.9.	The Successor Trust shall not change its Declaration
of Trust prior to the Closing so as to restrict permitted investments for any of the Successor Funds prior to the Closing.
8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND
The obligations of the Acquired Funds to consummate the transactions provided for herein shall be subject, at the
Acquired Funds' election, to the performance by the
Successor Funds of all the obligations to be performed by
them hereunder on or before the Closing Date, and, in
addition thereto, the following further conditions:
8.1.	All representations and warranties of the Successor
Funds and the Trust contained in this Plan shall be true
and correct in all material respects as of the date hereof
and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
8.2.	The Trust and the Successor Funds shall have performed
all of the covenants and complied with all of the
provisions required by this Plan to be performed or
complied with by the Trust and the Successor Funds on or
before the Closing Date;
8.3.	The Acquired Funds and the Successor Funds shall have
agreed on the number of full and fractional Successor Fund
Shares to be issued in connection with the Reorganization
after such number has been calculated in accordance with
paragraph 1.1;
8.4.	Each series of the Trust, including the Successor
Funds, shall have obtained necessary Board of Trustees and shareholder approval to enter into, and shall have executed, agreements for portfolio management with Forward Management, LLC ("Forward Management") and certain sub-
investment advisers, as set forth in Schedule A hereto, the
final form of which agreements for portfolio management
shall have been provided to and approved in writing by
Forward Management;
8.5.	The composition of the Board of Trustees of the Trust
shall consist exclusively of the individuals identified in
Schedule B, each of which shall have been duly nominated by
the Board of Trustees of the Trust and duly elected by the shareholders of the Trust;
8.6.	Each Acquired Fund shall have obtained necessary
shareholder approval to effect the Reorganizations.
Notwithstanding anything herein to the contrary, the
obligations of the Company to effect a Reorganization with
respect to a particular Acquired Fund shall, at the
discretion of the Board of Directors of the Company, be
contingent upon each other Acquired Fund obtaining the
necessary shareholder approvals to effect the
Reorganizations.
9.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH SUCCESSOR FUND
The obligations of the Successor Funds to complete the
transactions provided for herein shall be subject, at the
Trust's election, to the performance by the Acquired Funds,
of all of the obligations to be performed by them hereunder
on or before the Closing Date and, in addition thereto, the
following conditions:
9.1.	All representations and warranties of the Company and
the Acquired Funds contained in this Plan shall be true and
correct in all material respects as of the date hereof and,
except as they may be affected by the transactions
contemplated by this Plan, as of the Closing Date, with the
same force and effect as if made on and as of the Closing Date;
9.2.	The Company and the Acquired Funds shall have
performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company or the Acquired Funds on or
before the Closing Date;
9.3.	The Acquired Funds and the Successor Funds shall have
agreed on the number of full and fractional Successor Fund
Shares to be issued in connection with the Reorganization
after such number has been calculated in accordance with
paragraph 1.1;
9.4.	Each Acquired Fund shall have delivered to the
corresponding Successor Fund at the Closing Date the
Acquired Fund's Statement of Assets and Liabilities,
prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of an authorized officer as specified in paragraph 2.2;
9.5.	Each Acquired Fund shall have delivered to the
corresponding Successor Fund at the Closing Date the
certificate specified in paragraph 2.3;
10.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
SUCCESSOR FUNDS AND THE ACQUIRED FUNDS
If any of the conditions set forth below have not been
satisfied on or before the Closing Date with respect to the Acquired Funds or the Successor Funds, the other party to this Plan shall, at its option, not be required to
consummate the transactions contemplated by this Plan:
10.1.	The Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of
the holders of the outstanding shares of the Acquired Funds
in accordance with the provisions of the Company's Articles
of Incorporation, By-Laws, applicable Maryland law and the
1940 Act, and certified copies of the resolutions
evidencing such approval shall have been delivered to the
Successor Fund.  Notwithstanding anything herein to the
contrary, neither the Trust nor the Company may waive the conditions set forth in this paragraph 10.1;
10.2	On the Closing Date, no action, suit or other
proceeding shall be pending or, to the knowledge of each
party to this Plan, threatened before any court or
governmental agency in which it is sought to restrain or
prohibit, or obtain damages or other relief in connection
with, this Plan or the transactions contemplated herein;
10.3.	All consents of other parties and all other
consents, orders and permits of Federal, state and local
regulatory authorities deemed necessary by the Successor
Funds or the Acquired Funds to permit consummation, in all
material respects, of the transactions contemplated hereby
shall have been obtained, except where failure to obtain
any such consent, order or permit would not involve a risk
of a material adverse effect on the assets or properties of
the Successor Funds or the Acquired Funds, provided that
either party hereto may for itself waive any of such conditions;
10.4.	The Registration Statement(s) of the Trust with
respect to Successor Funds shall have become effective
under the 1933 Act and no stop orders suspending the
effectiveness thereof shall have been issued and, to the
best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;
and
10.5.	The parties shall have received the opinion of
Dechert LLP dated the Closing Date, substantially to the
effect that, based upon certain facts, assumptions, and representations made by the Company, on behalf of each
Acquired Fund, the Trust, on behalf of each Successor Fund,
and their respective authorized officers, (i) the
transaction contemplated by this Plan will constitute a reorganization within the meaning of Section 368(a) of the
Code, and the Successor Fund and the Acquired Fund will
each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code; (ii) no gain or loss will be
recognized by the Successor Fund upon receipt of the Assets
in exchange for the Successor Fund Shares and the
assumption by the Successor Fund of the Liabilities; (iii)
the basis in the hands of the Successor Fund in the Assets
will be the same as the basis of the Acquired Fund in the
Assets immediately prior to the transfer thereof; (iv) the
holding periods of the Assets in the hands of the Successor
Fund will include the periods during which the Assets were
held by the Acquired Fund; (v) no gain or loss will be
recognized by the Acquired Fund upon the transfer of the
Assets to the Successor Fund in exchange for the Successor
Fund Shares and the assumption by the Successor Fund of all
of the Liabilities, or upon the distribution of the
Successor Fund Shares by the Acquired Fund to its
shareholders in liquidation; (vi) no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund Shares for the Successor
Fund Shares; (vii) the aggregate basis of the Successor
Fund Shares that each Predecessor Fund shareholder receives
in connection with the transaction will be the same as the aggregate basis of his or her Acquired Fund Shares exchanged therefor; (viii) a Acquired Fund shareholder's
holding period for his or her Successor Fund Shares will be determined by including the period for which he or she held the Acquired Fund Shares exchanged therefore, provide that
he or she held such Acquired Fund Shares as capital assets;
and (ix) the Successor Fund will succeed to, and take into
account (subject to the conditions and limitations
specified in Sections 381, 382, 383, and 384 of the Code
and the Regulations thereunder) the items of the Acquired
Fund described in Section 381(c) of the Code.  The opinion
will not address whether gain or loss will be recognized
with respect to any contracts subject to Section 1256 of
the Code in connection with the reorganization.  The
delivery of such opinion is conditioned upon receipt by
Dechert LLP of representations it shall request of the
Trust and the Company.  Notwithstanding anything herein to
the contrary, neither the trust nor The Company may waive
the condition set forth in this paragraph 10.5.
11.	BROKERAGE FEES AND EXPENSES
11.1.	The Trust, on behalf of the Successor Funds and
the Company, on behalf of the Acquired Funds, each
represent and warrant to the other that there are no
brokers or finders entitled to receive any payments in
connection with the transactions provided for herein.
11.2	The expenses relating to the proposed Reorganization
will be borne by Forward Management LLC. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation of the Registration
Statement, printing and distributing the Successor Funds' prospectuses and the Acquired Funds' proxy materials, legal fees, accounting fees, securities registration fees, and
expenses of holding shareholders' meetings.
Notwithstanding any of the foregoing, expenses will in any
event be paid by the party directly incurring such expenses
if and to the extent that the payment by another person of
such expenses would result in the disqualification of such
party as a "regulated investment company" within the
meaning of Section 851 of the Code.
12.	INDEMNIFICATION
12.1.	The Trust, on behalf of the Successor Funds,
shall indemnify, defend and hold harmless the Acquired
Funds, the Company, its Board of Directors, officers,
employees and agents (collectively "Acquired Fund
Indemnified Parties") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third-party claims,
actions,  suits or proceedings, whether or not resulting in
any liability to such Acquired Fund Indemnified Parties,
including amounts paid by any one or more of the Acquired
Fund Indemnified Parties in a compromise or settlement of
any such claim, action, suit or proceeding,  or threatened
third party claim, suit, action or proceeding made with the
consent of the Trust, on behalf of the Successor Funds,
arising from any untrue statement or alleged untrue
statement of a material fact contained in the proxy
materials, as filed and in effect with the SEC, or any
application prepared by the Trust, on behalf of the
Successor Funds with any state regulatory agency in
connection with the transactions contemplated by this Plan
under the securities laws thereof; or which arises out of
or is based upon any omission or alleged omission to state
therein a material fact required to be stated therein or
necessary to make the statements therein not misleading;
provided, however, that the Trust and the Successor Funds
shall only be liable in such case to the extent that any
such loss, claim,  demand, liability or expense arises out
of or is based upon an untrue statement or alleged untrue
statement or omission or alleged omission about the Trust
and/or the Successor Funds or the transactions contemplated
by this Plan, which are attributable to the Trust and/or
the Successor Funds, made in the proxy materials or any
application filed with a state regulatory agency.
12.2.	The Company, on behalf of the Acquired Funds,
shall indemnify, defend, and hold harmless the Successor
Funds, the Trust, its Board of Trustees, officers,
employees and agents ("Successor Fund Indemnified Parties")
against all losses, claims, demands, liabilities, and
expenses, including reasonable legal and other expenses
incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Successor Fund Indemnified Parties, including amounts
paid by any one or more of the Successor Fund Indemnified
Parties in a compromise or settlement of any such claim,
suit, action or proceeding, or threatened third-party
claim, suit, action or proceeding made with the consent of
the Company, on behalf of the Acquired Funds, arising from
any untrue statement or alleged untrue statement of a
material fact contained in the proxy materials, as filed
and in effect with the SEC or any application filed with a
state regulatory agency; or which arises out of or is based
upon any omission or alleged omission to state therein a
material fact required to be stated therein and necessary
to make the statements therein not misleading; provided,
however, that the Company and the Acquired Funds shall only
be liable in such case to the extent that any such loss,
claim, demand, liability or expense arises out of or is
based upon an untrue statement or alleged untrue statement
or omission or alleged omission about the Company and/or
the Acquired Funds or about the transactions contemplated
by this Plan, which are attributable to the Company, made
in the proxy materials or any application filed with a
state regulatory agency.
12.3.	A party seeking indemnification hereunder is
hereinafter called the "indemnified party" and the party
from whom the indemnified party is seeking indemnification hereunder is hereinafter called the "indemnifying party."
Each indemnified party shall notify the indemnifying party
in writing within ten (10) days of the receipt by one or
more of the indemnified parties of any notice of legal
process of any suit brought against or claim made against
such indemnified party as to any matters covered by this
Article 12,  but the failure to notify the indemnifying
party shall not relieve the indemnifying party from any
liability which it may have to any indemnified party
otherwise than under this Article 12.  The indemnifying
party shall be entitled to participate at its own expense
in the defense of any claim, action, suit, or proceeding
covered by this Article 12, or, if it so elects, to assume
at its own expense the defense thereof with counsel
satisfactory to the indemnified parties; provided, however,
if the defendants in any such action include both the
indemnifying party and any indemnified party and the
indemnified party shall have reasonably concluded that
there may be legal defenses available to it which are
different from or additional to those available to the
indemnifying party, the indemnified party shall have the
right to select separate counsel to assume such legal
defense and to otherwise participate in the defense of such
action on behalf of such indemnified party.
12.4.	Upon receipt of notice from the indemnifying
party to the indemnified parties of the election by the indemnifying party to assume the defense of such action, the indemnifying party shall not be liable to such
indemnified parties under this Article 12 for any legal or
other expenses subsequently incurred by such indemnified
parties in connection with the defense thereof unless (i)
the indemnified parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the last sentence of paragraph 12.3 (it
being understood, however, that the indemnifying party
shall not be liable for the expenses of more than one
separate counsel); (ii) the indemnifying party does not
employ counsel reasonably satisfactory to the indemnified
parties to represent the indemnified parties within a
reasonable time after notice of commencement of the action;
or (iii) the indemnifying party has authorized the
employment of counsel for the indemnified parties at its expense.
12.5.	This Article 12 shall survive the termination of
this Plan and for a period of three years following the
Closing Date.
13.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
13.1.	The Trust and the Company agree that neither
party has made any representation, warranty or covenant not
set forth herein and that this Agreement constitutes the
entire agreement between the parties.
13.2	The representations, warranties and covenants
contained in this Plan or in any document delivered
pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
The covenants to be performed after the Closing shall
survive the Closing.
14.	TERMINATION
This Plan may be terminated and the transactions
contemplated hereby may be abandoned by either party by (i)
mutual agreement of the parties, or (ii) by either party if
the Closing shall not have occurred on or before September
15, 2005, unless such date is extended by mutual agreement
of the parties, or (iii) by either party if the other party
shall have materially breached its obligations under this
Agreement or made a material and intentional
misrepresentation herein or in connection herewith.  In the
event of any such termination, this Plan shall become void
and there shall be no liability hereunder on the part of
any party or their respective Directors, Trustees or
officers, except for any such material breach or
intentional misrepresentation, as to each of which all
remedies at law or in equity of the party adversely
affected shall survive.
15.	NOTICES
Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in
writing and shall be given by facsimile, electronic
delivery (i.e., e-mail) personal service or prepaid or
certified mail addressed as follows:  if to the Successor
Trust or to the Company, at the address set forth in the
preamble to this Plan, in each case to the attention of
Mary Curran and with a copy to Dechert LLP, 1775 Eye
Street, N.W., Washington, D.C. 20006, attn.: Robert W. Helm.
16.	AMENDMENTS
This Plan may be amended, modified or supplemented in such
manner as may be deemed necessary or advisable by the
authorized officers of the Company and the Trust; provided, however, that the meeting of the shareholders of the
Acquired Fund called by the Company pursuant to paragraph
7.2 of this Plan, no such amendment may have the effect of
changing the provisions for determining the number of
Successor Fund Shares to be issued to the Acquired Fund Shareholders under this Plan to the detriment of such shareholders without their further approval.
17.	HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF
LIABILITY; CONFIDENTIALITY
17.1.	The Article and paragraph headings contained in
this Plan are for reference purposes only and shall not
affect in any way the meaning or interpretation of this Plan.
17.2.	This Plan shall be governed by and construed in
accordance with the laws of the State of Maryland without
regard to its principles of conflicts of laws.
17.3.	This Plan may be executed in any number of
counterparts each of which shall be deemed an original.
17.4.	This Plan shall bind and inure to the benefit of
the parties hereto and their respective successors and
assigns, but no assignment or transfer hereof or of any
rights or obligations hereunder shall be made by any party
without the written consent of the other party.  Nothing
herein expressed or implied is intended or shall be
construed to confer upon or give any person, firm or
corporation, other than the parties hereto and their
respective successors and assigns, any rights or remedies
under or by reason of this Plan.
17.5.	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the Company personally, but shall bind only
property of such party. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of each party.
17.6.	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only
property of such party. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of each party.
17.7.	The sole remedy of a party hereto for a breach of
any representation or warranty made in this Plan by the
other party shall be an election by the non-breaching party
not to complete the transactions contemplated herein.
17.8.	Notwithstanding anything herein to the contrary,
except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section
1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information, including without limitation (a) the names and addresses of the shareholders of the Trust, (b) all information reasonably identified as confidential in writing by any party hereto, or (c) any other term or detail, or portion of any documents or other materials, not related to the tax treatment or tax structure of the potential transaction.
Except as permitted by this Plan, each party hereto shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be approved on behalf of the Successor Funds and the Acquired Funds.

FORWARD FUNDS, INC., a Maryland corporation, on behalf of its series

Forward Hoover Small Cap Equity Fund
Forward Hansberger International Growth Fund
Forward Global Emerging Markets Fund
Forward International Small Companies Fund
Forward Uniplan Real Estate Investment Fund
Forward Hoover Mini-Cap Fund
Forward Legato Fund
Sierra Club Equity Income Fund
Sierra Club Stock Fund

By:	/s/ J. Alan Reid, Jr.
	Name: J. Alan Reid, Jr.
	Title:   President


FORWARD FUNDS
a Delaware statutory trust, on behalf of its series

Forward Hoover Small Cap Equity Fund
Forward Hansberger International Growth Fund
Forward Global Emerging Markets Fund
Forward International Small Companies Fund
Forward Uniplan Real Estate Investment Fund
Forward Hoover Mini-Cap Fund
Forward Legato Fund
Sierra Club Equity Income Fund
Sierra Club Stock Fund

By:	/s/ J. Alan Reid, Jr.
	Name: J. Alan Reid, Jr.
	Title:   President


                             Schedule A
                 Advisers and Sub-Advisers to Each Fund


FUND                         ADVISER            SUB-ADVISER(S)
Forward Hoover Small        Forward              Hoover Investment
Cap Equity Fund           Management, LLC       Management Co., LLC

Forward Global             Forward              Pictet International
Emerging Markets Fund     Management, LLC       Management Ltd

Forward Hansberger        Forward               Hansberger Global
International Growth     Management, LLC        Investors, Inc.
Fund

Forward International     Forward              Pictet International
Small Companies Fund      Management, LLC       Management Ltd

Forward Uniplan Real      Forward              Forward Uniplan Advisors,
Estate Investment Fund    Management, LLC      Inc.

Forward Hoover Mini-      Forward              Hoover Investment
Cap Fund                  Management, LLC      Management Co., LLC

Forward Legato Fund       Forward             Netols Asset Management Inc.
                          Management, LLC     Riverbridge Partners LLC
                                              Conestoga Capital
                                               Advisors, LLC

Sierra Club Equity         Forward            New York Life Investment
Income Fund               Management, LLC     Management LLC
                                              Forward Uniplan Advisors,
                                              Inc.

Sierra Club Stock Fund    Forward             Harris Bretall Sullivan &
                          Management, LLC     Smith LLC
                                              New York Life Investment
                                              Management LLC



                            Schedule B
                   Board of Trustees of the Trust

Kenneth V. Domingues
Haig G. Mardikian
Leo T. McCarthy
Donald O'Connor
J. Alan Reid, Jr.